Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Esplanade II Suite 1000 Phoenix, AZ 85016-4232 www.dlapiper.com T 480.606.5100 F 480.606.5101

February 26, 2021

Board of Directors

STORE Capital Corporation

8377 East Hartford Drive, Suite 100

Scottsdale, Arizona 85255

Re:	Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to STORE Capital Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of common stock of the Company, par value $0.01 per share (the “Common Stock”), preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), depositary shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depositary Shares”), purchase contracts of the Company (the “Purchase Contracts”), units consisting of two or more other constituent securities (the “Units”) and warrants to purchase Common Stock or Preferred Stock (the “Warrants” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Purchase Contracts and the Units, the “Offered Securities”), having an indeterminate aggregate maximum offering price. The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named. The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. The Purchase Contracts, and any related pledge agreement, will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the Purchase Contract agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

Board of Directors

STORE Capital Corporation

February 26, 2021

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)

the Registration Statement, including the Company’s indenture, dated March 15, 2018, and a form of indenture filed as exhibits to the Registration Statement (each, together with any applicable amendments or supplements thereto an “Indenture” and, together, the “Indentures”), and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)

the Articles of Amendment and Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto (collectively, the “Charter”), as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of June 5, 2018 and by the Secretary of the Company as of the date hereof;

(c)	the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;

(d)	the form of certificate representing a share of Common Stock, as certified by the Secretary of the Company as of the date hereof;

(e)

the resolutions adopted by the Board of Directors of the Company (the “Board”) on February 18, 2021 relating to, among other things, the registration, issuance and sale of the Offered Securities, as certified by the Secretary of the Company as of the date hereof;

(f)	an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters; and

(g)	the certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated February 17, 2021 (the “Good Standing Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and, with the exception of the Indentures, enforceability thereof upon the Company. We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be valid and legally binding obligations of the applicable trustees thereunder.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.

The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Offered Securities.

Board of Directors

STORE Capital Corporation

February 26, 2021

2.

With respect to the Common Stock, (a) when the terms of the issuance and the sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Stock will be validly issued, fully paid and non-assessable.

3.

With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when articles supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock and (c) when such class or series of Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

4.

With respect to the Debt Securities, (a) when the terms of the particular class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Charter and the Bylaws, (b) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement and (c) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to an indenture in the form of the Indentures with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors

STORE Capital Corporation

February 26, 2021

5.

With respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock represented by the Depositary Shares, when articles supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Stock, (c) when a Deposit Agreement has been duly executed and delivered by the Company and the Depositary as contemplated by the Registration Statement and (d) when the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement relating to such Depositary Shares.

6.

With respect to the Purchase Contracts, (a) when the terms of the particular Purchase Contract Agreement and any related pledge agreement have been duly established in conformity with the Charter and the Bylaws, (b) when such Purchase Contract Agreement and any related pledge agreement have been duly authorized as contemplated by the Registration Statement, (c) when the applicable Purchase Contract and any related pledge agreement has been duly executed and delivered and (d) when the Purchase Contract and any related pledge agreement have been duly executed and delivered by the Company and the applicable agent in accordance with the Purchase Contract Agreement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Purchase Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Purchase Contract and the terms of the applicable Purchase Contract Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Directors

STORE Capital Corporation

February 26, 2021

7.

With respect to the Units or the Warrants, (a) when the terms of the particular class or series of Units or Warrants and of the issuance and sale of such Units or Warrants have been duly established in conformity with the Charter and the Bylaws, (b) when such Units or Warrants have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Unit Agreement or Warrant Agreement (including a form of certificate representing the Units or Warrants) has been duly executed and delivered and (d) when the certificates representing such Units or Warrants, as applicable, have been duly executed and delivered in accordance with the applicable Unit Agreement or Warrant Agreement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Units or Warrants, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Units or Warrants and the terms of the applicable Unit Agreement or Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VI of the Charter, as amended or supplemented as of the date hereof, (ii) after the issuance of any Offered Securities pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of Common Stock or Preferred Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Charter, (iii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iv) each of the applicable Debt Securities, Indentures, Deposit Agreements, Purchase Contract Agreements, Unit Agreements and Warrant Agreements will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The foregoing opinions are limited to the Maryland General Corporation Law and the laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities, or “blue sky,” laws, including the securities laws of the State of Maryland or any federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law or the laws of the State of New York, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Board of Directors

STORE Capital Corporation

February 26, 2021

Very truly yours,

/s/ DLA Piper LLP (US)